UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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MACROGENICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MacroGenics, Inc.

9704 Medical Center Drive

Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2016

To the Stockholders of MacroGenics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of MacroGenics, Inc., a Delaware corporation (the “Company”), will be held on May 18, 2016, at 9:00 a.m. local time, at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850, for the following purposes:

1. To elect two Class III directors listed in these proxy materials to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected;

2. To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016; and

3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in these proxy materials.

4. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on March 29, 2016, the record date, can vote at this meeting or any adjournments that take place.

Our Board of Directors recommends that you vote FOR the election of the director nominees and FOR the Proposals 2 and 3. Our Board of Directors is not making a recommendation with respect to Proposal 4 and currently intends to hold future advisory votes on executive compensation with the frequency option that receives the most stockholder support.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote by internet, by telephone or by completing, signing and dating the accompanying proxy card and returning it as soon as possible. If you have received and are using an enclosed return envelope, no postage need be affixed if it is mailed in the United States. If you receive more than one notice or more than one proxy card because your shares are registered in different names or addresses, you should vote each set of shares separately to ensure that all of your shares will be voted.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 18, 2016. Our proxy materials and annual report to shareholders are available at www.investorvote.com/MGNX.

By Order of the Board of Directors

James Karrels

Corporate Secretary

Rockville, Maryland

April 7, 2016

MacroGenics, Inc.

9704 Medical Center Drive

Rockville, Maryland 20850

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD MAY 18, 2016

We have sent you or made available this proxy statement and the accompanying proxy card because the Board of Directors (the “Board”) of MacroGenics, Inc. (referred to herein as the “Company”, “MacroGenics”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 18, 2016, at 9:00 a.m. local time, at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland 20850.

•	This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We are mailing the Notice of Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card to our stockholders of record as of March 29, 2016, the record date, for the first time on or about April 7, 2016. In this mailing, we are also including our Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2015, which Form 10-K, together with the additional cover materials, constitutes our 2015 Annual Report to Stockholders (“2015 Annual Report”). In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the 2015 Annual Report so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the record date upon request. The Form 10-K is also available in the “Financials & Filings” section of our website at http://ir.macrogenics.com/financials.cfm.

The only voting securities of MacroGenics are shares of common stock, $0.01 par value per share (the “common stock”), of which there were 34,536,521 shares outstanding as of the record date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

You are receiving this annual meeting information and proxy from us because you owned shares of common stock of MacroGenics, Inc. as of March 29, 2016, the record date for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The MacroGenics Board of Directors has made these materials available to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting.

This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions. You are requested to vote on the proposals described in this proxy statement and are invited to attend the annual meeting.

We intend to mail our Annual Report, this proxy statement and accompanying proxy card on or about April 7, 2016, to all stockholders of record entitled to vote at the Annual Meeting. Beneficial owners will receive notice and electronic access to these materials, and may request physical copies from their respective brokers, custodians or fiduciaries who are holding the shares on their behalf.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 29, 2016, the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 34,536,521 shares of our common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?

The vote required to elect directors and approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal	Vote Required	Board Recommendation
1. Election of directors	Plurality of votes cast	FOR
2. Ratification of appointment of Ernst & Young LLP	Majority of votes cast	FOR
3. Advisory vote to approve compensation of named executive officers as disclosed in this proxy statement	Majority of votes cast	FOR
4. Advisory vote on the frequency of future advisory votes on executive compensation	Plurality of votes cast	NOT APPLICABLE

Shares voted “Abstain” will be counted for the purposes of determining whether quorum has been reached, but will have no effect on the approval of matters considered at the annual meeting. Votes may be cast by proxy or in person. A “plurality” of the votes cast at the meeting for the election of directors means that the nominees who receive the most votes will be the nominees elected by stockholders. A “plurality” of the votes cast at the meeting for the advisory vote on the frequency of future advisory votes on executive compensation means that the frequency that receives the most votes will be the frequency adopted by us. In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

Even if you plan to attend the Annual Meeting, we recommend that you vote before the meeting, as described below, so that your vote will be counted if you later decide not to attend the meeting. Voting by internet or by telephone is fast and convenient and your vote is immediately confirmed and tabulated. Submitting a proxy by internet, telephone or mail prior to the annual meeting will not affect your right to attend the Annual Meeting and vote in person.

If you hold shares in your own name as a stockholder of record, regardless of whether you received your annual meeting materials through the mail or via the internet, you may vote before the annual meeting:

•	By Internet. To vote by internet, go to www.investorvote.com/MGNX and follow the instructions you find on this website. Your proxy will be voted according to your instructions. If you vote by internet, you do not need to mail in a proxy card.

•	By Telephone. To vote by phone, call 1-800-652-VOTE (8683) toll-free from the United States and follow the instructions. If you vote by telephone, you do not need to mail in a proxy card.

•	By Mail. If you received your proxy materials by mail, you may vote by completing, signing and returning your proxy card in the enclosed postage-paid envelope.

If you vote by internet or by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior internet or telephone vote). Your internet or telephone vote will authorize the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you hold shares in your name through a bank, broker or other nominee, please refer to the information provided by that entity regarding how to provide them with voting instructions. If you beneficially hold your shares in street name through a bank, broker or other nominee and you do not submit specific voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as “routine” under rules applicable to broker-dealers. However, a broker cannot vote shares held in street name on matters designated by these rules as “non-routine,” unless the broker receives specific voting instructions from the beneficial holder. Please see below for a description of which of this year’s proposals are considered “routine” or “non-routine” for this purpose.

Who counts the votes?

Computershare Trust Company, N.A. (“Computershare”) has been engaged as our independent agent to tabulate stockholder votes as the Inspector of Elections. If you are a stockholder of record, your executed proxy card should be returned directly to Computershare for tabulation. As noted above, if you hold your shares through a broker, your broker will return one proxy card to Computershare on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “Withheld” votes received for the nominees. If your shares are held by a bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your bank or broker to vote your shares. If you do not give instructions to your bank or broker, your bank or broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. Please see below for more information regarding: “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1), the advisory vote approving compensation of the named executive officers (Proposal 3) and the advisory vote on the frequency of future advisory votes approving compensation of named executive officers (Proposal 4) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3 and 4.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card or receive your instructions by internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and “For” the approval of the compensation of named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one notice or more than one set of materials?

It means that you have more than one account for your MacroGenics, Inc. shares. Please vote by internet or telephone using each of the identification numbers, or complete and submit all proxies to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850.

•	You may attend the Annual Meeting and vote in person. Please note, however, that simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for the 2017 annual meeting of stockholders, your proposal must be submitted in writing by December 31, 2016, to our Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850. However, if the date of the 2017 annual meeting is more than 30 days from May 19, 2017, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. If you wish to submit a proposal that is not to be included in our proxy materials for next year’s annual meeting or to nominate a director pursuant to our current by-laws, you must do so not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of that annual meeting is more than 20 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, you must give notice not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Background

At the 2016 Annual Meeting, stockholders will have an opportunity to vote for the election of Messrs. Paulo Costa and Edward Hurwitz to serve as Class III directors. If elected, the terms of each of these two director nominees will expire at the 2019 annual meeting of stockholders. The persons named in our proxy card will vote to elect these two nominees as Class III directors, unless you withhold authority to vote for the election of any or all of these nominees by indicating as such in your proxy. Each of the nominees has indicated his willingness to serve, if elected. However, if either of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce the number of directors.

Board Recommendation

The Board of Directors recommends a vote

“FOR” the election of each of the Class III director nominees.

DIRECTORS AND NOMINEES

The following paragraphs provide information as of the date of this proxy statement about each Class III director nominee and each member of our Board of Directors whose term continues after the 2016 Annual Meeting. The information presented includes information about each such director, including age, all positions and offices held with us, length of service as a director, principal occupation and employment for the past five years and the names of other publicly held companies of which he has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of March 29, 2016, please see “Information About Stock Ownership” beginning on page 41.

Each director to be elected at the 2016 Annual Meeting will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

Nominees for Election to a Three-Year Term Expiring at the 2019 Annual Meeting of Stockholders

Paulo Costa, age 65

Mr. Costa has served as a director since June 2009. Mr. Costa served as President and Chief Executive Officer of Novartis U.S. Corporation, from October 2005 to August 2008. Prior to that Mr. Costa was President and CEO of Novartis Pharmaceuticals, US from July 1999 to September 2005. From August 2009 to August 2012, Mr. Costa served as chairman of the Board of Directors of Amylin Pharmaceuticals Inc., a publicly held company, and currently serves as a director of two privately-held companies. Based on Mr. Costa’s diverse experience in the pharmaceutical industry, ranging from successful product development, launch and commercialization and his extensive senior management experience within the industry, our Board believes Mr. Costa has the appropriate set of skills to serve as a member of our Board.

Edward Hurwitz, age 52

Mr. Hurwitz has served as a director since October 2004. Mr. Hurwitz is a Managing Director of Precision BioVentures, LLC, a consulting and investment advisory firm. He was a Director of Alta BioPharma III, L.P., and Alta Partners VIII, funds affiliated with Alta Partners, a venture capital firm, from 2002 through December 2014. Mr. Hurwitz also serves as a director of Applied Genetic Technologies Corporation, a publicly held company. The Board believes that Mr. Hurwitz’s financial and scientific expertise, as well as his deep understanding of the biotechnology industry, makes him an important resource for the Board as it assesses both financial and strategic decisions.

Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders

Scott Koenig, M.D., Ph.D., age 63

Dr. Koenig has been our President and Chief Executive Officer and a director since September 2001 and was one of our co-founders. Prior to joining us, Dr. Koenig served as Senior Vice President of Research at MedImmune, Inc., where he participated in the selection and maturation of their product pipeline. From 1984 to 1990, he worked in the Laboratory of Immunoregulation at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health, where he investigated the immune response to retroviruses and studied the pathogenesis of AIDS. Dr. Koenig currently serves as Chairman of the Board of Directors of Applied Genetic Technologies Corporation, a publicly held company, and the Children’s Research Institute. Additionally, Dr. Koenig serves on the Board of Directors of Children’s National Medical Center, the International Biomedical Research Alliance, and the Biotechnology Innovation Organization (BIO). We believe that Dr. Koenig’s detailed knowledge of our company and his over 29 years in research and the biotechnology industry provide a valuable contribution to our Board.

Matthew Fust, age 51

Matthew Fust has served as a director since 2014. He was most recently Executive Vice President and Chief Financial Officer of Onyx Pharmaceuticals, Inc., an oncology-focused biopharmaceutical company, where he served from January 2009 until its acquisition by Amgen Inc. in October 2013. From May 2003 to December 2008, Mr. Fust served as Chief Financial Officer of Jazz Pharmaceuticals, Inc. From 2002 to 2003, Mr. Fust served as Chief Financial Officer of Perlegen Sciences, a biopharmaceutical company. Previously, he was Senior Vice President and Chief Financial Officer of ALZA Corporation, where he was an executive from 1996 until 2002. Mr. Fust serves as a director of Atara Biotherapeutics, Inc., Dermira, Inc., Sunesis Pharmaceuticals and Ultragenyx Pharmaceutical, which are publicly held companies. Based on Mr. Fust’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board of Directors believes Mr. Fust has the appropriate set of skills to serve as a member of the Board of Directors.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

Kenneth Galbraith, age 53

Mr. Galbraith has served as a director since July 2008. Mr. Galbraith joined Ventures West Capital in 2007 and founded Five Corners Capital Inc., in 2013 to manage the continued operations of the Ventures West Investment Funds. Mr. Galbraith has over 25 years of experience acting as an executive, director, investor and advisor to companies in the biotechnology, medical device, pharmaceutical and healthcare sectors. In addition, Mr. Galbraith serves as a director of several privately-held companies. Based on Mr. Galbraith’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board believes Mr. Galbraith has the appropriate set of skills to serve as a member of the Board.

David Stump, M.D., age 66

Dr. Stump has served as a director since September 2013. Dr. Stump was most recently Executive Vice President, Research and Development at Human Genome Sciences, Inc., where he was employed from November 1999 until his retirement in December 2012. Dr. Stump also serves as a director of Sunesis Pharmaceuticals, Inc., Portola Pharmaceuticals, Inc., and REGENXBIO, Inc., which are publicly-held companies. The Board believes that Dr. Stump’s medical training and 23 years of experience in research and development and operations in the biotechnology industry qualify him to serve as a member of our Board.

DIRECTOR COMPENSATION

We have adopted a Director Compensation Program (the “Director Plan”) for our non-employee directors. Pursuant to the Director Plan, our non-employee directors receive an annual retainer of $35,000. The Chairman receives an additional annual retainer of $27,500. In addition, all non-employee directors who serve on one or more committees are eligible to receive the following committee fees:

Committee	Member Annual Retainer	Chair Additional Retainer
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$4,000	$7,500

Our directors may elect to receive these retainer amounts in cash or stock options based on the Black-Scholes value of the dollar amount of the retainer as of the date of grant. Other than the annual retainers and committee fees paid pursuant to our Director Plan described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. In addition, non-employee directors are entitled to receive an option to purchase 17,000 shares of our common stock upon initial election or appointment to the Board (the “Initial Option”) and an option to purchase 8,500 shares of our common stock annually thereafter (the “Annual Option”).

Options granted to non-employee directors have a per share exercise price equal to the per share fair market value of our common stock as of the date of grant and vest as to 1/12th of the shares of our common stock underlying such option monthly, beginning on the first monthly anniversary of the applicable grant date, subject to the director’s continued service on our Board through each vesting date. The Initial Option will be granted on the date the director first joins the Board and the Annual Option will be granted on the date of the first Board meeting held after each annual meeting of stockholders. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on our Board.

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Paulo Costa	$34,250	$255,403	$289,653
Matthew Fust	$61,250	$183,774	$245,024
Kenneth Galbraith	$53,500	$183,774	$237,274
Edward Hurwitz	$57,500	$183,774	$241,274
David Stump, M.D.	$40,000	$183,774	$223,774

(1)	Amount reflects the aggregate grant date fair value of options granted during 2015 computed in accordance with ASC Topic 718 Stock Compensation, as used by analogy for non-employees. The assumptions used in the valuation of these awards are set forth in Note 5 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2015.

As of December 31, 2015, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options
Paulo Costa	32,586
Matthew Fust	29,273
Kenneth Galbraith	29,273
Edward Hurwitz	29,273
David Stump M.D.	29,273

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP currently serves as our independent registered public accounting firm. After consideration of the firm’s qualifications and past performance, the Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

In accordance with the rules of the Securities and Exchange Commission, and our Audit Committee’s charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the Company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the stockholders. The Board, however, considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Ernst & Young for ratification by our stockholders as a matter of good corporate practice. One or more representatives of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders. In the event that our stockholders fail to ratify the appointment of Ernst & Young, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Board Recommendation

Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome.

The Board of Directors recommends a vote

“FOR” the ratification of the appointment of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table provides information regarding the fees paid to Ernst & Young LLP during the years ended December 31, 2015 and 2014. All fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2015	2014
Audit Fees (1)	$843,999	$440,624
Audit-Related Fees (2)	114,870	237,865
Tax Fees (3)	94,299	289,110
All Other Fees	—	1,995

Total Fees	$1,053,168	$969,594

(1)	Audit fees for 2015 and 2014 were for professional services rendered for the audits of our financial statements, reviews of quarterly financial statements and consents related to regulatory filings.
(2)	Audit-related fees for 2015 and 2014 were for services associated with our follow-on offerings, consultations concerning financial accounting and other audit requirements.
(3)	Tax fees for 2015 consist of $64,500 for tax compliance, including the preparation, review and filing of tax returns, and $29,799 for tax advice and planning. Tax fees for 2014 consist of $143,387 for tax compliance, including the preparation, review and filing of tax returns, and $145,723 for tax advice and planning.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available on the Corporate Governance section of our website at http://ir.macrogenics.com/corporate-governance.cfm.

The Audit Committee approved all audit, audit-related, tax and other services provided by Ernst & Young LLP for 2015 and 2014 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by MacroGenics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/corporate-governance.cfm. Management has the primary responsibility for the Company’s financial statements and reporting processes, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management MacroGenics’ audited financial statements and the effectiveness of the Company’s internal controls over financial reporting as of and for the year ended December 31, 2015.

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. The Audit Committee also has engaged Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and is seeking ratification of such selection by the Company’s stockholders.

Audit Committee

Matthew Fust, Chairman

Kenneth Galbraith

Edward Hurwitz

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act, our Board of Directors is asking stockholders to approve an advisory vote on the following resolution:

RESOLVED, that the compensation paid to MacroGenics’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. Although the vote is non-binding, our compensation committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Our executive compensation programs are designed to attract, motivate, and retain executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement beginning on page 24, including “Compensation Discussion and Analysis” beginning on page 24 describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to 2015. Highlights of our executive compensation philosophy include the following:

•	A significant portion of each senior executive’s compensation should be variable, based on a combination of individual and corporate performance;

•	Compensation opportunities should be competitive with clinical-stage biopharmaceutical companies of similar size and comparable stage of development, but also should be designed to be flexible enough to attract talent as needed from larger biopharmaceutical companies;

•	The equity compensation program should align executive interests with those of stockholders; and

•	Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.

As we describe in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. The Board of Directors believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Vote Required and Board Recommendation

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are not considered votes cast and, therefore, will have no effect on the vote outcome. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on this proposal for your shares to be counted on this proposal.

The Board of Directors recommends a vote “FOR” the approval of the advisory vote on the compensation of our named executive officers.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In this Proposal No. 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future advisory votes on executive compensation. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future advisory votes on executive compensation. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interest of our stockholders and the company to hold future advisory votes on executive compensation more or less frequently. In the future, we will propose an advisory vote on the frequency of future advisory votes on executive compensation at least once every six calendar years.

Our Board of Directors acknowledges that there are a number of points of view regarding the relative benefits of the frequency of advisory votes on executive compensation. Accordingly, our Board of Directors is not making a recommendation on this Proposal 4 and currently intends to hold future advisory votes on executive compensation in accordance with the frequency option that receives the most stockholder support.

CORPORATE GOVERNANCE

Corporate Policies

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available under the Corporate Governance section of our website at http://ir.macrogenics.com/corporate-governance.cfm. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website or in a Current Report on Form 8-K. The references to our web address in this proxy statement do not constitute incorporation by reference of the information contained at or available through our website. In addition, we have adopted a corporate insider trading policy that establishes procedures regulating the trading of the Company’s securities by directors and employees. This policy restricts trading during specified blackout periods, establishes procedures for directors, executive officers and certain other employees to obtain pre-approval for market trades and prohibits these individuals from engaging in certain types of transactions involving Company securities such as short sales, open market trading of options or derivatives, trading on margin and any hedging, monetization or similar arrangements.

Independence of the Board of Directors

As required under NASDAQ rules and regulations, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Koenig, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Dr. Koenig is not considered independent because he is an employee of MacroGenics. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of NASDAQ rules and regulations.

Leadership Structure of the Board

The Board of Directors does not have a policy regarding whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders. However, the Board believes that separation of the roles of Chief Executive Officer and Chairman of the Board is currently the most appropriate structure for the Company because that structure is consistent with best corporate governance practices and may enhance the independence of the Board. Currently, Mr. Costa, a non-employee director, serves as the Chairman of the Board and Dr. Koenig serves as a director and Chief Executive Officer.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	reviews our approach to compliance with legal and regulatory requirements; and

•	annually reviews the Audit Committee charter and the committee’s performance.

The current members of our Audit Committee are Matthew Fust, Kenneth Galbraith and Edward Hurwitz. Mr. Fust serves as the chair of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that each of Messrs. Fust, Galbraith and Hurwitz qualifies as an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board has determined that each of Messrs. Fust, Galbraith and Hurwitz are independent under the applicable rules of NASDAQ and under the applicable rules of the SEC, in particular, Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and the committee reviews compliance with its charter annually. A copy of the Audit Committee charter is available to security holders on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/corporate-governance.cfm.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and recommends to our Board corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and determines his compensation based on such evaluations. The Compensation Committee also reviews and approves the corporate goals and objectives relevant to the executive officer compensation other than the Chief Executive Officer and evaluates the performance and determines all compensation for those individuals. The Compensation Committee also determines the issuance of stock options and other awards under our stock plans.

The current members of our Compensation Committee are Edward Hurwitz, Paulo Costa and David Stump, M.D. Mr. Hurwitz serves as the chair of the Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of NASDAQ, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The Compensation Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Compensation Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/corporate-governance.cfm.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our Nominating and Corporate Governance committee are Kenneth Galbraith, Paulo Costa and Matthew Fust. Mr. Galbraith serves as the chair of the Nominating and Corporate Governance Committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of NASDAQ relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/corporate-governance.cfm.

In recommending candidates for election to the Board, the independent members of the Nominating and Corporate Governance Committee may consider the following criteria, among others: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience in the industries in which we compete; experience as a Board member or executive officer of another publicly held company; diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members; conflicts of interest; and practical and mature business judgment. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 20 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our by-laws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 9704 Medical Center Drive, Rockville, Maryland 20850.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met seven times during the last year. The Audit Committee met seven times, the Compensation Committee met seven times and the Nominating and Corporate Governance Committee met four times during last year. Additionally, all of our Board members attended our 2015 Annual Meeting of Shareholders. During 2015, each Board member attended 75% or more of the meetings of the Board and of the committees on which he served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders, but attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850. The Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In December 2014, we entered into a collaboration and license agreement with Janssen Biotech, Inc., or Janssen, relating to one of our programs, designated MGD011, and concurrently entered into a stock purchase agreement and an investor agreement with Johnson & Johnson Innovation—JJDC, Inc., or JJDC, an affiliate of Janssen. The transactions contemplated by these agreements closed in the first quarter of 2015. Under the terms of this stock purchase agreement, JJDC acquired 1,923,077 shares of our common stock, which is approximately 5.6% of our common stock as of March 29, 2016. JJDC has certain rights and is subject to certain restrictions as set forth in greater detail in the above referenced investor agreement. JJDC does not have any rights to appoint individuals to our Board of Directors or otherwise direct our general operations. There are on-going rights and obligations set forth in the above referenced collaboration and license agreement with Janssen, under which Janssen can control and direct the MGD011 program subject to the terms of that agreement; however, Janssen does not have any rights to direct our general operations. The collaboration and license agreement, the stock purchase agreement, and the investor agreement are attached as exhibits to our Annual Report on Form 10-K, filed with the SEC on March 3, 2015.

Other than the foregoing, since January 1, 2013, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Executive Compensation—Employment Arrangements”.

Policies and Procedures for Related Party Transactions

Pursuant to the written charter of our Audit Committee, that committee is responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. In addition, our Company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees report any potential related party transaction prior to entering into such transaction. All such notices concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our general counsel, our chief financial officer and our Audit Committee.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following sets forth certain information regarding our current executive officers as of March 29, 2016:

Name	Age	Position(s)
Scott Koenig, M.D., Ph.D.	63	President, Chief Executive Officer and Director
James Karrels	49	Senior Vice President, Chief Financial Officer and Corporate Secretary
Ezio Bonvini, M.D.	62	Senior Vice President, Research
Eric Risser	43	Senior Vice President, Business Development and Portfolio Management
Atul Saran	42	Senior Vice President and General Counsel
Jon Wigginton, M.D.	54	Senior Vice President, Clinical Development and Chief Medical Officer
Lynn Cilinski	58	Vice President, Controller and Treasurer

Scott Koenig, M.D., Ph.D., President and Chief Executive Officer and a director since September 2001 was one of our co-founders. Prior to joining us, Dr. Koenig served as Senior Vice President of Research at MedImmune, Inc., where he participated in the selection and maturation of their product pipeline. From 1984 to 1990, he worked in the Laboratory of Immunoregulation at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health, where he investigated the immune response to retroviruses and studied the pathogenesis of AIDS. Dr. Koenig currently serves as Chairman of the Board of Directors of Applied Genetic Technologies Corporation, a publicly held company, and the Children’s Research Institute. Additionally, Dr. Koenig serves on the Board of Directors of Children’s National Medical Center, the International Biomedical Research Alliance, and the Biotechnology Innovation Organization (BIO). Dr. Koenig received his A.B. and Ph.D. from Cornell University and his M.D. from the University of Texas Health Science Center in Houston. We believe that Dr. Koenig’s detailed knowledge of our company and his over 29 years in research and the biotechnology industry provide a valuable contribution to our Board.

James Karrels, Senior Vice President, Chief Financial Officer and Corporate Secretary, joined us in May 2008 and has approximately 25 years of experience in finance, a significant portion of which he has worked for, or on behalf of, life sciences companies. Prior to joining us, he was at Jazz Pharmaceuticals, Inc., most recently serving as Executive Director of Finance, where he was responsible for the company’s financial planning and analysis and investor relations activities. Prior to joining Jazz Pharmaceuticals, Mr. Karrels spent 11 years in the Investment Banking Group at Merrill Lynch, most recently serving as a Director in the Global Healthcare Group. Mr. Karrels holds an M.B.A. from Stanford University and a B.B.A. from the University of Notre Dame.

Ezio Bonvini, M.D., Senior Vice President, Research, joined us in June 2003. From 1985 to 2003, Dr. Bonvini was with the FDA in the Center for Biologics Evaluation and Research, or CBER, which is responsible for regulating therapeutic monoclonal antibodies and other proteins, ultimately serving as Acting Deputy Director, Division of Monoclonal Antibodies and Chief, Laboratory of Immunobiology. From 1982 to 1984, Dr. Bonvini was a Visiting Fellow at the National Cancer Institute at the National Institutes of Health. Dr. Bonvini received a Diploma in Science from the Scientific Lyceum in Genoa, Italy, and his M.D. and Specialty Certification in Clinical Hematology from the University of Genoa, School of Medicine.

Eric Risser, Senior Vice President, Business Development and Portfolio Management, joined us in March 2009. Prior to joining us, Mr. Risser held the position of Senior Director, Business Development in the pharmaceutical group at Johnson & Johnson, where he worked from 2003 to 2009. Before Johnson & Johnson, Mr. Risser started and built a consulting practice that provided counsel to emerging life science companies in the United States and Europe. Earlier in his career, Mr. Risser held venture capital and investment banking positions with BA Venture Partners and Lehman Brothers Holdings Inc., respectively. Mr. Risser holds an M.B.A. from Stanford University and a B.A. from Yale University.

Atul Saran, Senior Vice President and General Counsel, joined us in April 2014. Before joining MacroGenics, Mr. Saran spent over a decade at AstraZeneca and MedImmune. From May 2013 through

January 2014, Mr. Saran was Vice President, Corporate Development and Ventures for AstraZeneca PLC. During that time, he was responsible for AstraZeneca’s global corporate development strategies and also chaired the MedImmune Ventures Investment Committee. From January 2011 through May 2013, Mr. Saran was Senior Vice President, Corporate Development and Ventures for MedImmune, the biologics business for AstraZeneca. During that time, he was responsible for corporate and business development, government contracting and oversight for MedImmune Ventures. From February 2003 through December 2010, Mr. Saran had positions of increasing responsibility in the MedImmune legal department, both before and after its acquisition by AstraZeneca, culminating as Vice President and Deputy General Counsel, the role he held from September 2008 through December 2010. Before joining MedImmune, Mr. Saran was a practicing attorney in the private equity/emerging business group at Hogan & Hartson, LLP in Washington, D.C. Mr. Saran holds an M.B.A. from the MIT Sloan School of Management, a J.D. from the University of Illinois College of Law and a B.S. in biological sciences from Stanford University. He is a member of the bar in the State of California and in the District of Columbia. From August 2011 through January 2014, Mr. Saran served on the Board of Directors for Xencor, Inc., a company that was publicly held starting in December 2013, and also previously served on the Board of Directors of privately held companies Arriva Pharmaceuticals, Inc. and Inotek Pharmaceuticals Corporation. He is currently a member of the boards of directors of private companies, VentiRx Pharmaceuticals, Inc. and LogicNets, Inc.

Jon Wigginton, M.D., Senior Vice President, Clinical Development and Chief Medical Officer, joined us in August 2013 as Senior Vice President, Clinical Development and was promoted to Chief Medical Officer in February 2016. Dr. Wigginton was previously the Therapeutic Area Head, Immuno-Oncology, Early Clinical Research and Executive Director, Discovery Medicine-Clinical Oncology at Bristol-Myers from October 2008 to August 2013. While there, he led the early clinical development of the Bristol-Myers’ Immuno-Oncology portfolio including anti-PD-1 and anti-PD-L1. Prior to joining Bristol-Myers, Dr. Wigginton was the Director of Clinical Oncology at Merck Research Laboratories from May 2006 to October 2008, where he led early- and late-stage clinical development teams for small molecules and biologics. During his academic career, Dr. Wigginton held several positions at the National Cancer Institute Center for Cancer Research (NCI-CCR), including Head of Investigational Biologics Section, Pediatric Oncology Branch. Dr. Wigginton received his M.D. and B.S. in Biology from the University of Michigan.

Lynn Cilinski, Vice President, Controller and Treasurer, joined us in October 2003. Prior to joining us, Ms. Cilinski spent a year as a consultant to various companies providing services to the government. Prior to that, she spent more than 20 years with Covanta Energy Inc. (formerly Ogden Corporation) where she held the position of Corporate Controller for four subsidiary companies that provided services to the federal government. Ms. Cilinski holds a B.S. from Strayer University.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Discussion & Analysis (“CD&A”) considers the Company’s executive compensation philosophy, the objectives and operation of the compensation program, how compensation was set for 2015 and the various elements of compensation paid to the named executive officers for services during 2015.

In 2015, MacroGenics’ named executive officers consisted of the following people:

Name	Position(s)
Scott Koenig, M.D., Ph.D.	President, Chief Executive Officer and Director (principal executive officer)

James Karrels	Senior Vice President, Chief Financial Officer and Corporate Secretary (principal financial officer)

Jon Wigginton, M.D.	Senior Vice President, Clinical Development (1)

Ezio Bonvini, M.D.	Senior Vice President, Research
Atul Saran	Senior Vice President and General Counsel

(1)	In the first quarter of 2016, Dr. Wigginton was promoted to Senior Vice President, Clinical Development and Chief Medical Officer. The compensation information for all named executive officers, including Dr. Wigginton, is as of and for the year ended December 31, 2015.

Executive Compensation Philosophy

MacroGenics’ compensation program is designed to attract, retain and reward a strong performing workforce in a highly competitive market to achieve the Company’s mission, vision, and goals. This philosophy is reflected in the components of the Company’s compensation program, and includes the following principles:

•	pay should be linked to individual and corporate performance;

•	compensation opportunities should be competitive with comparable biopharmaceutical companies, but also should be designed to be flexible enough to attract talent as needed from larger biopharmaceutical companies;

•	the equity compensation program should align executives’ interests with those of stockholders; and

•	supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives

The Compensation Committee believes that these principles allow for retaining and rewarding high-performing employees while ensuring individual and corporate accountability. It will also allow MacroGenics to recruit and retain top talent at the senior executive level. This is especially critical at our current size and stage of development, but also for our future growth over the next several years.

Attract and Retain Highly Qualified Executives

The Compensation Committee believes that the compensation for MacroGenics’ named executive officers should be designed to attract, motivate and retain highly qualified executive officers responsible for the success of MacroGenics and should be determined within a framework that rewards performance and aligns the interests of the named executive officers with the interests of the Company’s stockholders. Within this overall philosophy, the Compensation Committee’s objectives are to:

•	offer a total compensation program that enables MacroGenics to attract, motivate, and retain, from a limited pool of resources, individuals who are highly experienced with a proven track record of success, and to provide total compensation that is competitive with the Company’s peers within the biotechnology and pharmaceutical industry;

•	achieve an equitable balance in the compensation offered to the members of the executive team;

•	provide annual variable cash incentive awards that take into account the achievement of individual performance criteria based on the Company’s performance goals; and

•	make a significant portion of named executive officers’ compensation dependent on MacroGenics’ long-term performance and on enhancing stockholder value by providing appropriate long-term, equity-based incentives and encouraging stock ownership.

Balance Corporate and Individual Performance

The Compensation Committee believes that a significant portion of a named executive officer’s total compensation should be affected by the overall Company performance as well as that individual’s performance. Incentives are based on meeting criteria in each of these categories and reflect the named executive officer’s overall contribution to the Company.

Reward Named Executive Officers for Meeting MacroGenics’ Strategic Goals and Objectives

The compensation program rewards the Company’s named executive officers for achieving specified performance goals, building stockholder value and maintaining long-term careers with MacroGenics. The compensation program is designed to reward these three aspects because the Compensation Committee believes it will motivate the executive team to make balanced annual and long-term decisions resulting in financial performance, scientific and product development innovations, and achievement of the Company’s strategic business objectives.

Align Named Executive Officers’ Goals with MacroGenics’ Stockholders’ Goals

The Compensation Committee believes that MacroGenics’ long-term success depends upon aligning executives’ and stockholders’ interests. To support this objective, MacroGenics provides the named executive officers with equity accumulation opportunities by awarding stock options and, in certain cases, restricted stock. Generally, stock option grants vest over four years, which supports long-term retention of our named executive officers.

Align Named Executive Officers’ Compensation with Market Benchmarks

With the assistance of an independent compensation consultant, the Compensation Committee evaluates benchmarks for each named executive officer’s current compensation against the market data with a philosophy that generally targets the 25th to 75th percentiles for base salary, the 50th percentile for annual cash bonus and the 50th to 75th percentile for long-term (equity) incentives. The Company believes these are common reference points among biotechnology companies similar in size to MacroGenics and that the Company remains competitive by setting specific targets for competitive positioning relative to the market data, while allowing for individual differentiation based on performance and other internal factors.

Use of Independent Compensation Consultant

The Compensation Committee retained Radford, an Aon Hewitt Company—a division of Aon Corporation, a national executive compensation consulting firm, to conduct market research and analysis to assist the committee in developing executive compensation levels for 2015, including appropriate salaries and target bonus percentages as well as equity awards for our executives. After review and consultation with Radford, the Compensation Committee determined that Radford was independent and that there was no conflict of interest resulting from retaining Radford for such engagement. In reaching these conclusions, our Compensation Committee considered the factors set forth in the SEC rules and NASDAQ listing standards.

Oversight and Operation of the Executive Compensation Program

The Compensation Committee is appointed by the Board to assist the Board with its responsibilities related to the compensation of the Company’s directors, officers, and employees and the development and administration of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding the Board of Directors, Certain Committees and Corporate Governance Matters—Compensation Committee” beginning on page      of this Proxy Statement.

The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for each named executive officer other than himself. The Compensation Committee reviews the performance for each named executive officer and determines the appropriate executive compensation. The Compensation Committee then recommends that the Board, other than Dr. Koenig, approve the executive compensation determinations made by the Compensation Committee.

Process for Setting Executive Compensation

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and to promote a long-term commitment to our Company.

Our Compensation Committee has determined our executives’ compensation based on reviews and discussions with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then determines the compensation for each executive officer. Members of management are not present for these Compensation Committee discussions except for Dr. Koenig, who participates in these discussions. Dr. Koenig is not present for the Board or Compensation Committee discussions regarding his compensation and is not a member of the Compensation Committee.

Compensation packages for each named executive officer are analyzed and discussed separately by Compensation Committee at least annually. Prior to that review, Radford performs an analysis, considering the goals of market competitiveness, the executive’s performance and contribution to the Company, and internal equity. The results of this analysis are presented to the Compensation Committee, although at any time, the Compensation Committee may request additional information from the human resources team.

Peer Group and Market Data

In conducting its analysis, the Compensation Committee directed Radford to assess the compensation practices of publicly traded peer companies with a median profile that was substantially similar to that of the Company at the time of review. The peer group was constructed from U.S.-based biopharmaceutical companies of a similar size to the Company, by market capitalization and number of employees, with at least one product candidate in Phase 2 or Phase 3 of clinical development. As secondary considerations in selecting this peer group, the Compensation Committee also prioritized selecting companies that were focused on oncology therapeutics, those that had been public companies for a relatively shorter period of time and those that had similar levels of research and development expenses. This analysis was conducted in 2014 and in 2015 and resulted in the selection of the following companies:

2014	2015
Acceleron Pharma Inc.	Acceleron Pharma Inc.
Array BioPharma Inc.	Agenus Inc.
bluebird bio, Inc.	Alder Biopharmaceuticals Inc.
Celldex Therapeutics, Inc.	Array BioPharma Inc.
Clovis Oncology, Inc.	Celldex Therapeutics, Inc.
Endocyte, Inc.	Epizyme, Inc.
Epizyme, Inc.	Five Prime Therapeutics, Inc.
Five Prime Therapeutics, Inc.	ImmunoGen, Inc.
Immunomedics, Inc.	Infinity Pharmaceuticals, Inc.
Infinity Pharmaceuticals, Inc.	Kite Pharma, Inc.
Merrimack Pharmaceuticals, Inc.	Merrimack Pharmaceuticals, Inc.
NewLink Genetics Corporation	NewLink Genetics Corporation
OncoMed Pharmaceuticals, Inc.	Novavax, Inc.
Prothena Corporation plc	OncoMed Pharmaceuticals, Inc.
Sangamo BioSciences, Inc.	Prothena Corporation plc
Tetraphase Pharmaceuticals, Inc.	Puma Biotechnology, Inc.
XOMA Corporation	Sangamo Biosciences Inc.
Trevena, Inc.
Xencor, Inc.

In addition, the Compensation Committee reviewed broader market compensation survey data from Radford’s Global Life Sciences survey reflecting companies of similar size, both in terms of market capitalization and number of employees, operating in the biopharmaceutical industry. The analysis conducted in 2014 was used in determining salary, non-equity compensation targets and equity grants in the first three quarters of 2015, and the analysis conducted in 2015 was used in determining equity grants in the fourth quarter of 2015 as well as salary and non-equity compensation targets for 2016.

Market data is used to determine whether or not a named executive officer’s salary, bonus opportunity and equity incentives are competitive both in terms of each element of compensation and total compensation. When setting the compensation for the named executive officers for 2015, Radford prepared an extensive analysis of compensation-related data specific to the life science industry and recommendations to review prior to making any compensation decisions.

Internal Equity

The Compensation Committee considers internal equity for all employees including, but not limited to, its named executive officers when determining compensation to ensure that the Company is fair in its compensation practices across all levels and to ensure that there is no discrimination in compensation practices among the protected classes.

Individual Performance

Consistent with past practice, towards the end of 2015, the Chief Executive Officer reviewed and evaluated the performance of the other named executive officers based on the Company’s performance and each individual’s achievements against their established objectives and made recommendations to the Compensation Committee regarding bonus and equity grants as well as salary adjustments for the upcoming year. The Compensation Committee discussed recommendations with the Chief Executive Officer and evaluated them in light of each individual’s performance as well as benchmark data provided by the committee’s compensation consultant.

Consistent with past practice, toward the end of 2015, the Compensation Committee also reviewed and evaluated the performance of the Chief Executive Officer, primarily based on the Company’s performance in 2015 against its objectives and the overall value of the Chief Executive Officer’s contributions to that effort.

Based on the performance evaluations, each named executive officer was given a performance rating. The performance rating determines the amount of any merit salary increase and adjustments to the incentive cash bonus awards and equity awards. Each named executive officer received a performance rating that met or exceeded expectations.

Elements of Compensation

The Compensation Committee believes that the most effective compensation program is one that provides a competitive base salary, rewards the achievement of established annual and long-term goals and objectives, and provides an incentive for retention. For this reason, the compensation program is comprised of three primary elements: base salary, a cash incentive bonus program and equity awards. The Compensation Committee believes that these three elements are the most effective combination to motivate and retain the named executive officers.

The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract, motivate, and retain highly qualified executive officers, to reward them for performance over time, and to align the interests of the named executive officers with the interests of the stockholders.

Base Salary

The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long-term. The Company provides an annual salary to each named executive officer designed to reflect that person’s level of responsibility, expertise, skills, knowledge, and experience. The Compensation Committee conducts an assessment, typically on an annual basis, comparing MacroGenics salaries to those at other comparable companies within the biotechnology and pharmaceutical industry and makes adjustments, as appropriate, to assist the Company in retaining this expertise, skill, and knowledge at MacroGenics. The increases for 2015 were effective as of January 1, 2015, and were determined by an annual performance review in light of the individual’s 2014 performance goals and achievement of Company objectives, as well as by reference to the Radford survey.

For 2015, the base salaries for the named executive officers were:

		Percentage
		Increase
		in Base
		Salary from
	Base	December 31,
Executive	Salary ($)	2014 (%)
Scott Koenig, M.D., Ph.D.	520,000	12%
James Karrels	335,000	7%
Jon Wigginton, M.D.	379,000	3%
Ezio Bonvini, M.D.	350,000	8%
Atul Saran	357,000	2%

Annual Incentive Cash Bonus

Our bonus plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her earned base salary. Following the end of each year, our Compensation Committee determines bonuses. Material considerations in determining bonuses include the level of achievement of the corporate objectives for the year; an executive’s performance against his or her individual objectives for the year; and the executive’s handling of unplanned events and opportunities. The Compensation Committee considers the Chief Executive Officer’s input with respect to the Company’s performance against our established corporate objectives. Based on these factors and the judgment of our Compensation Committee, we approved the bonuses in the table below for our named executive officers for the fiscal year ended December 31, 2015.

The target bonus is set at a percentage of the named executive officer’s earned base salary, with such percentages being evaluated in the context of market data as described above. The Compensation Committee believes that the higher the individual’s position within MacroGenics, the more closely his or her bonus award should be tied to the Company’s success. The Chief Executive Officer’s bonus is based solely on the achievements of the 2015 Objectives and the discretion of the Board. For named executive officers other than the Chief Executive Officer, 60% of the bonus is based on corporate achievement and 40% of the bonus is based on individual performance. To be eligible for a bonus, a named executive officer must achieve at least a “Meets Expectations” on his or her annual performance review. The Board retains the discretion to make adjustments to the calculated bonus based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other factors.

With regard to evaluating Company performance, early in 2015, the Board, with management’s input and recommendation, reviewed and approved a set of Company objectives for 2015 and then evaluated the Company’s performance against those objectives towards the end of the year. In setting the 2015 objectives, the Board sought to create targets for management that the Board believed were consistent with the Company’s long-term strategic plan and in the best interests of shareholders.

The 2015 objectives were divided into three categories labeled as Pipeline, Discovery and Infrastructure. The Pipeline objectives related to advancing clinical-stage programs with expected enrollment timing for each ongoing clinical trial, expected initiation timing for each new clinical trial to be started in 2015 and the expected filing date of an investigational new drug, or IND, application for new molecular entities entering clinical testing for the first time. The Discovery objectives related to the identification and testing of potential new molecules expected to enter clinical testing in 2016 through 2018, consistent with the Company’s long-term strategic objective to advance at least one IND for a new molecular entity per year. The Infrastructure objectives related to compliance, the development of skills, capabilities and talents required for the long-term success of the organization and the management of the Company’s cash and other resources against budget and the Company’s strategic plan.

In making its assessments of performance at the end of the year, the Board determined that 91% of the Pipeline objectives had been met, 100% of the Discovery objectives had been met and 90% of the Infrastructure objectives had been met, and weighted these categories at 55%, 25% and 20%, respectively. Accordingly, in the aggregate, the Board determined that the Company had achieved 93% against its objectives.

In addition to the foregoing, while the Board always retains the discretion to recognize extraordinary performance, the 2015 objectives also included criteria for a transaction that would significantly accelerate the Company’s long-term strategic plan by providing significant additional funding or meaningfully expanding the Company’s pipeline. A transaction meeting the specified criteria, had one been executed, could have resulted in up to a 20% bonus.

The individual objectives for each of the named executive officers, other than the Chief Executive Officer, were established between each such named executive officer and the Chief Executive Officer during 2015. These objectives were determined, in the Chief Executive Officer’s judgment, to provide the greatest opportunity for the Company to meet its annual and long-term objectives. At the end of the year, the Chief Executive Officer evaluated the performance of each such named executive officer and assigned an achievement percentage against the individual objectives for each such named executive officer.

For 2015, the bonus targets for each named executive officers, each individual’s achievement against those targets and the amount paid to those individuals were as follows:

Executive	Target Bonus Percentage (%)	Performance Achievement for 2015 (%)	Bonus Amount Paid ($) (1)
Scott Koenig, M.D., Ph.D. (2)	55	93%	$266,000
James Karrels	35	90%	$107,600
Jon Wigginton, M.D.	35	100%	$127,100
Ezio Bonvini, M.D.	35	100%	$117,400
Atul Saran	35	100%	$119,700

(1)	Amount paid in the first quarter of 2016 reflecting 2015 Company and individual performance.
(2)	The Chief Executive Officer’s bonus is based solely on the achievements of the 2015 Company objectives and the discretion of the Board.

Equity Awards

Our previous 2000 Stock Option and Incentive Plan, or 2000 Plan, and 2003 Equity Incentive Plan, or 2003 Plan, and our current 2013 Equity Incentive Plan, or 2013 Plan, each authorized us to make grants to eligible recipients of non-qualified stock options, incentive stock options, stock awards, restricted stock units and other forms of award, such as stock appreciation rights.

We typically grant stock option awards at the start of employment to each employee, including our named executive officers. In addition, employees, including named executive officers, have typically been granted stock option awards on an annual basis. We believe these equity awards encourage retention and align compensation for our named executive officers with the long-term objectives of the Company. The Compensation Committee also retains discretion to make additional targeted equity awards in certain circumstances.

The annual stock option grants to our named executive officers are evaluated by the Compensation Committee in the context of each named executive officer’s total compensation and takes into account the market data provided by Radford in addition to the individual employment situation of each named executive officer. In the case of named executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the recommendations of the Chief Executive Officer with regards to appropriate grants and any particular individual circumstances. We award our stock option grants to named executive officers on the date our Compensation Committee approves the grant. We set the option exercise price and grant date fair value based on our per-share closing-price valuation on the date of grant. Time vested stock option grants to our executives typically vest 12.5% six months after the date of grant with the remainder vesting in equal installments over the following 14 quarters. The Compensation Committee retains discretion to make adjustments to the vesting schedule and types of awards as may be necessary to meet the Company’s long-term objectives.

The following table provides certain information as of December 31, 2015, with respect to all of our equity compensation plans in effect on that date.

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance Under
	Issued Upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected
Plan Category	Warrants and Rights (a)	Warrants and Rights (b)	in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)(2)	4,146,064	$16.90	1,575,235
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	4,146,064		1,575,235

(1)	Includes the MacroGenics, Inc. 2013 Equity Incentive Award Plan, 2003 Equity Incentive Plan and 2000 Stock Option and Incentive Plan.
(2)	Includes 4,146,064, of equity available for issuance under our 2013 Plan. In addition to being available for future issuance upon exercise of stock options and vesting of restricted stock unit awards that have been or may be granted after December 31, 2015, our 2013 Plan provides for the issuance of restricted stock awards and other stock-based awards. The 2013 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2013 Plan shall be increased on the first day of each year beginning in 2014 and ending in 2023, equal to the lesser of (a) 1,960,168 shares, (b) 4.0% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (c) such smaller number of shares of stock as determined by our Board. As of December 31, 2015, 1,575,235 shares were available for future issuance, which number increased to 2,863,201 on January 1, 2016, due to the effect of this evergreen provision.

Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2015, 2014, and 2013 by the named executive officers.

Name and Position	Year	Salary ($)		Bonus (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Nonequity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Scott Koenig, M.D., Ph.D.	2015	523,048		—	—	3,112,995	266,000	3,975	3,906,018
President, Chief Executive Officer and Director	2014	466,548		—	—	2,592,296	280,000	3,900	3,342,744
	2013	456,065		—	—	2,520,820	275,000	3,825	3,255,720

James Karrels	2015	336,518		—	—	933,899	107,600	3,975	1,381,991
Senior Vice President, Chief Financial Officer and Corporate Secretary	2014	313,818		—	—	740,656	115,000	3,900	1,173,374
	2013	306,748		—	—	800,763	123,296	3,825	1,234,632

Jon Wigginton, M.D.	2015	380,758		—	—	1,141,432	127,100	3,975	1,653,265
Senior Vice President, Clinical Development	2014	369,699		—	—	740,656	131,000	3,900	1,245,255
	2013	148,649	(6)	237,464	—	801,106	106,215	—	1,293,433
Ezio Bonvini, M.D.	2015	353,048		—	—	1,141,432	117,400	3,975	1,615,854
Senior Vice President, Research	2014	328,048		—	—	925,820	130,000	3,900	1,387,768
	2013	310,426		—		430,534	108,063	3,825	852,848
Atul Saran	2015	357,727		—	—	933,899	119,700	94,047	1,505,373
Senior Vice President and General Counsel	2014	228,867	(7)	50,000	469,575	1,732,494	88,000	3,900	2,572,836
	2013	—		—	—	—	—	—	—

(1)	The amounts reflect a $50,000 new hire bonus paid to Mr. Saran in 2014; and a $237,464 new hire bonus paid to Dr. Wigginton in 2013.
(2)	The amounts reflect the grant value for restricted stock units (RSUs) using the Company’s closing stock price on the date of grant.
(3)	The amounts reflect the grant date fair value for awards granted during the year indicated. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation.
(4)	The amounts reflect the performance bonuses paid in 2016 for performance during 2015 and the performance bonuses paid in 2015 for 2014.
(5)	The amounts reflect $3,975 in 401(k) matching in 2015 and an RSU lapse for Mr. Saran of $90,072 in 2015; and $3,900 in 401(k) matching in 2014; and $3,825 in 401(k) matching in 2013.
(6)	Dr. Wigginton joined us in 2013. This represents the prorated portion of his $365,000 base salary that was paid for the portion of 2013 he was employed by us.
(7)	Mr. Saran joined us in 2014. This represents the prorated portion of his $350,000 base salary that was paid for the portion of 2014 he was employed by us.

The following tables provides certain information as of December 31, 2015, with respect to equity grants made to our named executive officers

Grants of Plan-Based Awards

The following table sets forth information with respect to equity awards granted during the fiscal year ended December 31, 2015 to the Company’s named executive officers:

Name	Grant Date	All Other Stock and Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (per share) (1)	Grant Date Fair Value of Stock and Option Awards (2)
Scott Koenig, M.D., Ph.D.	12/18/2015	150,000	$31.43	$20.75
James Karrels	12/18/2015	45,000	$31.43	$20.75
Jon Wigginton, M.D.	12/18/2015	55,000	$31.43	$20.75
Ezio Bonvini, M.D.	12/18/2015	55,000	$31.43	$20.75
Atul Saran	12/18/2015	45,000	$31.43	$20.75

(1)	Exercise or base price represents the market closing stock price on the date of award.
(2)	The amounts reflect the grant date fair value for awards granted during the year indicated. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to the Company’s named executive officers as of December 31, 2015:

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of securities underlying unexercised options exercisable (#)	Underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (2)	Market value of shares of units of stock that have not vested (#)
Scott Koenig, M.D., Ph.D.	11/16/2007	159,796	—	0.94	11/15/2017	—	—
	1/11/2009	106,528	—	0.94	1/10/2019	—	—
	1/10/2010	7,988	—	0.94	1/9/2020	—	—
	3/14/2012	124,840	8,323	0.94	3/13/2022	—	—
	1/6/2013	36,619	16,646	1.51	1/5/2023	—	—
	10/9/2013	76,262	76,263	16.00	10/9/2023	—	—
	12/12/2014	35,000	105,000	29.68	12/12/2024	—	—
	12/18/2015	—	150,000	31.43	12/18/2025	—	—
James Karrels	4/10/2008	29,516	—	0.94	11/15/2017	—	—
	1/11/2009	13,314	—	0.94	1/10/2019	—	—
	1/10/2010	5,326	—	0.94	1/9/2020	—	—
	1/9/2011	9,320	—	0.94	1/8/2021	—	—
	3/14/2012	9,987	666	0.94	3/13/2022	—	—
	1/6/2013	9,154	4,162	1.51	1/5/2023	—	—
	10/9/2013	24,395	24,396	16.00	10/9/2023	—	—
	12/12/2014	10,000	30,000	29.68	12/12/2024	—	—
	12/18/2015	—	45,000	31.43	12/18/2025	—	—
Jon Wigginton, M.D.	7/19/2013	55,877	114,571	4.70	7/18/2023	—	—
	12/12/2014	10,000	30,000	29.68	12/12/2024	—	—
	12/18/2015	—	55,000	31.43	12/18/2025	—	—
Ezio Bonvini, M.D.	1/11/2009	13,316	—	0.94	1/10/2019	—	—
	1/10/2010	6,658	—	0.94	1/9/2020	—	—
	1/9/2011	10,653	—	0.94	1/8/2021	—	—
	3/14/2012	24,967	1,665	0.94	3/13/2022	—	—
	1/6/2013	18,309	8,323	1.51	1/5/2023	—	—
	10/9/2013	12,197	12,198	16.00	10/9/2023	—	—
	12/12/2014	12,500	37,500	29.68	12/12/2024	—	—
	12/18/2015	—	55,000	31.43	12/18/2025	—	—
Atul Saran	4/28/2014	—	—	0.00	4/28/2024	16,875	522,619
	4/28/2014	33,750	56,250	20.87	4/28/2024	—	—
	12/12/2014	7,500	22,500	29.68	12/12/2024	—	—
	12/18/2015	—	45,000	31.43	12/18/2025	—	—

(1)	Options vest and become exercisable with respect to (a) 12.5 percent of the underlying shares six months after the grant date and (b) the remainder of the underlying shares in 14 equal quarterly installments.
(2)	Reflects restricted stock units granted to Mr. Saran, 12.5% of which vested six months after the date of grant, 12.5% of which vested 12 months after the date of grant and 25% of which will vest on an annual basis beginning on the second anniversary of the date of grant until all restricted stock units have vested.

Options Exercised and Stock Vested Table

The following table sets forth certain information concerning the exercise of stock options and the vesting of restricted stock awards held by the named executive officers during the fiscal year ended December 31, 2015:

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized Vesting (2) ($)
Scott Koenig, M.D., Ph.D.	—	—	—	—
James Karrels	6,000	124,140	—	—
Jon Wigginton, M.D.	30,000	831,300
Ezio Bonvini, M.D.	104,145	3,039,832	—	—
Atul Saran	—	—	2,813	90,072

(1)	This amount represents the difference between the sales price and the exercise price.
(2)	Based on the closing price of the Company’s Common Stock, as reported on the NASDAQ on the date on which the stock vested, or, if the stock vested on a weekend or holiday, the closing price of the stock on the next day the Company’s Common Stock was traded.

Perquisites and Other Personal Benefits

All of the named executive officers are eligible to participate in the Company’s employee benefit plans, including health, dental, and vision insurance, a prescription drug plan, flexible spending accounts, short and long-term disability, life insurance, and a 401(k) plan. These plans are offered to all employees and do not discriminate in favor of named executive officers.

Employment Agreements and Severance Benefits

As of December 31, 2015, the Company had employment agreements in place with Dr. Koenig, Mr. Karrels and Mr. Saran. The employment agreements provide for certain payments if the named executive officer is terminated by the Company without cause or leaves for good reason. The terms of these agreements are described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” All of the named executive officers are “at-will” employees.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits to $1 million the amount a company may deduct for compensation paid to its chief executive officer and any of its other three named executive officers (excluding the chief financial officer). This limitation, however, does not apply to compensation meeting the requirements for qualifying performance-based compensation within the meaning of Section 162(m). The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) in designing our executive compensation program. The Compensation Committee, however, believes that a compensation program that attracts and retains highly qualified executives and rewards them for their achievements is necessary for our success and, therefore, is in the best interests of the Company and our stockholders. Accordingly, the Compensation Committee believes that in establishing the cash and equity incentive compensation program for the Company’s executive officers, the potential deductibility of the compensation payable under that program should only be one of a number of relevant factors taken into consideration. Consequently, the Compensation Committee may pay or provide compensation in excess of $1 million that is not exempt from the deduction limitations under Section 162(m).

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits all directors and officers from pledging or engaging in hedging or similar transactions in our stock, such as prepaid variable forwards, equity swaps, collars, puts, calls and short sales.

Compensation Risk Assessment

We do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our business and operations.

Risk Analysis of Our Compensation Plans

Our compensation policies and programs are designed to encourage our employees to remain focused on both our short- and long-term goals. Our management assesses and discusses with our Compensation Committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. The Compensation Committee believes that the mix of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both the short-and long-term performance goals of us without encouraging excessive risk-related behavior.

Overview of Employment and Change in Control Agreements

Dr. Koenig

In October 2013, we entered into an employment agreement with Dr. Koenig. Dr. Koenig is employed “at-will,” which means that he has no definitive term of employment.

Dr. Koenig’s employment agreement includes non-competition and non-solicitation provisions that will prohibit him from competing with us, soliciting our customers or employees, or hiring our employees for a period of two years following the end of his employment with us for any reason and, with respect to the non-competition provisions, for the period during which he is receiving severance benefits. Under his employment, Dr. Koenig is also subject to confidentiality and invention disclosure and assignment obligations.

Dr. Koenig is eligible to receive severance benefits in specified circumstances, as set forth in the employment agreement. Under the terms of the agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, Dr. Koenig will be entitled to severance benefits if we terminate his employment without cause or if he terminates employment with us for good reason.

Additionally, Dr. Koenig is entitled to specified accelerated vesting of options related to a change of control.

The following definitions are used in the employment agreement:

•	“Cause” means: (a) a failure to substantially perform the duties with us (if the failure to substantially perform is not cured, if curable, within thirty (30) days after receipt of written notice from the Board of Directors that specifies the conduct constituting Cause under this clause (a); (b) willful misconduct, or gross negligence in the performance of duties to us; (c) the conviction or entry of a guilty plea or plea of no contest with respect to, any crime that constitutes a felony or involves fraud, dishonesty or moral turpitude; (d) commission of an act of fraud, embezzlement or misappropriation against us; (e) a material breach of the fiduciary duty owed to us; (f) engaging in any improper conduct that has or is likely to have an adverse economic or reputational impact on us; or (g) a material breach of the employment agreement.

•	“Good Reason” means the occurrence of any of the following events (without the executive’s consent): (i) material adverse change in functions, duties, or responsibilities that would cause executive’s position to become one of materially lesser responsibility, importance, or scope or (ii) a material breach of the agreement by us. No resignation will be treated as “good reason” unless (a) the executive has given written notice of such event to us within ninety (90) days after the initial occurrence thereof, (b) we have failed to cure the condition constituting “good reason” within 30 days following the delivery of the notice, and (c) the executive terminates employment within thirty (30) days after expiration of such cure period.

•	“Change of Control” means: (a) any person (excluding our employee benefit plans) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of our then outstanding securities; (b) we consummate a merger, consolidation, share exchange, division or other reorganization or transaction with any other corporation unless our outstanding securities immediately prior to the transaction continue to represent at least 50% of the combined voting power immediately after the transaction; or (c) stockholder approval of the liquidation or winding-up of our company or the consummation of the sale or disposition of all or substantially all of our assets; or (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted our Board (including for this purpose any new director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or whose appointment, election or nomination was previously so approved or recommended) cease for any reason to constitute at least a majority of the Board of Directors.

The following table summarizes the schedule of severance benefits Dr. Koenig would receive in the event of a qualifying termination.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change in Control	24 months of base salary and target bonus (55% of base salary)	12 months (or until Dr. Koenig obtains other employment which provides the same type of benefit, if earlier)	50% of the shares with respect to which the stock option is not vested

Termination occurs within Two Years Following a Change in Control	24 months of base salary and target bonus (55% of base salary)	12 months (or until Dr. Koenig obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which the stock option is not vested

In addition, upon the occurrence of a change of control (irrespective of whether Dr. Koenig’s employment terminates), each outstanding stock option held by Dr. Koenig that was granted by us to him prior to the IPO will become fully vested.

Mr. Karrels

In October 2013, we entered into an employment agreement with Mr. Karrels. Mr. Karrels is employed “at-will,” which means that he has no definitive term of employment.

Mr. Karrels’ employment agreement includes a non-competition provision that will prohibit him from competing with us for a period of 18 months following the end of his employment with us for any reason or for the period during which he is receiving severance benefits, as well as a non-solicitation provision that will prohibit him from soliciting our customers or employees, or hiring our employees for a period of two years following the end of his employment with us for any reason. Under his employment agreement, Mr. Karrels is also subject to confidentiality and invention disclosure and assignment obligations.

Mr. Karrels is eligible to receive severance benefits in specified circumstances, as set forth in the employment agreement. Under the terms of the agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, Mr. Karrels will be entitled to severance benefits if we terminate his employment without cause or if he terminates employment with us for good reason.

Mr. Karrels is also entitled to specified accelerated vesting of options related to a change of control.

Mr. Karrels’ employment agreement contains substantially similar definitions of the terms “Cause,” “Good reason” and “Change of Control” as those defined in Dr. Koenig’s agreement, discussed above. The following table summarizes the schedule of severance benefits Mr. Karrels would receive in the event of a qualifying termination.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change in Control	12 months of base salary	12 months (or until Mr. Karrels obtains other employment which provides the same type of benefit, if earlier)	50% of the shares with respect to which the stock option is not vested

Termination occurs within Two Years Following a Change in Control	12 months of base salary and target bonus (35% of base salary)	12 months (or until Mr. Karrels obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which the stock option is not vested

In addition, upon the occurrence of a change of control (irrespective of whether Mr. Karrels’ employment terminates), each outstanding stock option held by Mr. Karrels that was granted by us to him prior to the IPO will become fully vested.

Mr. Saran

In July 2014, we entered into an employment agreement with Mr. Saran. Mr. Saran is employed “at-will,” which means that he has no definitive term of employment.

Mr. Saran’s employment agreement includes non-competition and non-solicitation provisions that will prohibit him from competing with us, soliciting our customers or employees, or hiring our employees for a period of 12 months following the end of his employment with us for any reason. Under his employment, Mr. Saran is also subject to confidentiality and invention disclosure and assignment obligations.

Mr. Saran is eligible to receive severance benefits in specified circumstances, as set forth in the employment agreement. Under the terms of the agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, Mr. Saran will be entitled to severance benefits if we terminate his employment without cause or if he terminates employment with us for good reason.

Mr. Saran is also entitled to specified accelerated vesting of options and restricted stock units related to a change of control.

Mr. Saran’s employment agreement contains substantially similar definitions of the terms “Cause,” “Good reason” and “Change of Control” as those defined in Dr. Koenig’s agreement, discussed above, except that the definition of “Good Reason” in Mr. Saran’s employment agreement includes a material change in geographic location of his employment of at least 50 miles from our Rockville, Maryland, headquarters. The following table summarizes the schedule of severance benefits Mr. Saran would receive in the event of a qualifying termination.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change in Control	12 months of base salary, and a portion of target bonus (35% of base salary), which portion starts at 25% on the first anniversary of the date of the employment agreement and increases 25% on each anniversary thereafter until it equals 100%	12 months (or until Mr. Saran obtains other employment which provides the same type of benefit, if earlier)	None

Termination occurs within One Year Following a Change in Control	12 months of base salary, and a portion of target bonus (35% of base salary), which portion starts at 25% on the first anniversary of the date of the employment agreement and increases 25% on each anniversary thereafter until it equals 100%	12 months (or until Mr. Saran obtains other employment which provides the same type of benefit, if earlier)	50% of the shares with respect to which the stock option and restricted stock units are not vested

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by MacroGenics under the Securities Act of 1933, as amended, or the Exchange Act, as amended.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2015 Annual Report on Form 10-K.

Compensation Committee

Edward Hurwitz, Chair

Paulo Costa

David Stump, M.D.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 29, 2016 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 34,536,521 shares of common stock outstanding as of March 29, 2016, except as otherwise noted. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any shares of common stock, on or within 60 days of March 29, 2016, upon exercise of outstanding options, vesting of restricted stock units or otherwise, the shares are deemed beneficially owned by that person and are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns. These shares are not included in the computations of percentage ownership for any other person. Except as otherwise indicated, the address of each of the named executive officers and directors in this table is 9704 Medical Center Drive, Rockville, Maryland 20850.

Name of beneficial owner	Shares of Common Stock (1)	Shares of Common Stock Issuable within 60 days (2)	Total Number of Shares of Common Stock Beneficially Owned	Beneficial Ownership %
5% or Greater Stockholders
FMR LLC and affiliated persons (3)	3,605,231	—	3,605,231	10.44
Oppenheimer Funds, Inc. and affiliated persons (4)	2,888,944	—	2,888,944	8.37
Point 72 Asset Management, L.P. and affiliated persons (5)	2,111,876	—	2,111,876	6.12
BlackRock, Inc. and affiliated persons (6)	2,087,529	—	2,087,529	5.64
Johnson & Johnson and Johnson & Johnson Innovation-JJDC, Inc. (7)	1,923,077	—	1,923,077	5.57
Named executive officers and Directors:
Scott Koenig, M.D., Ph.D. (8)	809,943	589,830	1,399,773	4.08
James Karrels (9)	100,331	101,942	202,273	*
Jon Wigginton, M.D.	—	79,683	79,683	*
Ezio Bonvini, M.D.	76,083	84,490	160,573	*
Atul Saran	3,834	60,000	63,834	*
Paulo Costa	59,435	28,292	87,727	*
Matthew Fust	500	23,041	23,541	*
Kenneth Galbraith	46,875	24,979	71,854	*
Edward Hurwitz	18,074	24,979	43,053	*
David Stump, M.D.	—	24,979	24,979	*
All directors and executive officers as a group (12 persons)	1,120,998	1,208,180	2,329,178	6.78

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table above have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.
(2)	Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of March 29, 2016, and shares of common stock issuable under restricted stock unit awards that vest within 60 days of March 29, 2016.
(3)	FMR LLC and affiliated persons reported sole dispositive power with respect to 3,605,231 shares of our common stock as of December 31, 2015, in a Schedule 13G/A filed with the SEC on February 13, 2016. The address of FMR LLC and its affiliated persons is 245 Summer Street, Boston, Massachusetts 02210.
(4)	Oppenheimer Funds, Inc. and affiliated persons reported shared dispositive power with respect to 2,888,944 shares of our common stock as of December 31, 2015, in a Schedule 13G filed with the SEC on February 4, 2016. The address of Oppenheimer Funds Inc. is 2 World Financial Center, 225 Liberty Street, New York, NY 10281.
(5)	Of the reported shares, Point 72 Asset Management, L.P. and Point 72 Capital Advisors, Inc. may be deemed to beneficially own 2,111,876 shares of our common stock and reported shared voting and dispositive power with respect to those shares, and EverPoint Asset Management, LLC may be deemed to beneficially own 558,647 shares of our common stock and reported shared voting and dispositive power with respect to those shares. Mr. Steven A. Cohen controls Point 72 Asset Management, L.P., Point 72 Capital Advisors, Inc. and EverPoint Asset Management, LLC and reported shared voting and dispositive power with respect to 2,670,523 shares of our common stock. Each of Point 72 Asset Management, L.P., Point 72 Capital Advisors, Inc., EverPoint Asset Management, LLC and Mr. Cohen disclaims beneficial ownership of any of the shares reported. The foregoing information is reported as of December 31, 2015, in a Schedule 13G/A filed with the SEC on February 16, 2016. The address of Point 72 Asset Management, L.P., Point 72 Capital Advisors, Inc. and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902. The address of EverPoint Asset Management, LLC is 510 Madison Avenue, New York, NY 10022.
(6)	BlackRock, Inc. and affiliated persons reported sole dispositive power with respect to 2,087,529 shares of our common stock as of December 31, 2015, in a Schedule 13G filed with the SEC on January 28, 2016. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7)	Johnson & Johnson, a New Jersey corporation (“J&J”), and its wholly owned subsidiary, Johnson and Johnson Innovation—JJDC, Inc., a New Jersey corporation (“JJDC”), each reported shared voting and dispositive power with respect to 1,923,077 shares of our common stock as reported in a Schedule 13G filed with the SEC on February 5, 2015. The securities reported herein as being held by J&J and JJDC are directly beneficially owned by JJDC. J&J may be deemed to indirectly beneficially own the securities that are directly beneficially owned by JJDC. The address of J&J and JJDC is One Johnson & Johnson Plaza, New Brunswick, NJ 08933.
(8)	Consists of (i) 53,265 shares of common stock, (ii) 703,413 shares of common stock owned jointly by Dr. Koenig and his spouse, of which Dr. Koenig has shared voting and dispositive power and (iii) 53,265 shares of common stock held by the Scott Koenig Family Trust, an irrevocable trust, of which Dr. Koenig’s spouse and brother-in-law are co-trustees, and of which Dr. Koenig may be deemed to have shared voting and dispositive power.
(9)	Consists of 100,331 shares of common stock jointly owned by Mr. Karrels and his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2015, all of our officers, directors and greater than 10% beneficial owners were in material compliance with applicable Section 16(a) filing requirements.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not intend to present any matters other than those described in this proxy statement at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

HOUSEHOLDING OF PROXY MATERIALS

In order to reduce printing costs and postage fees, we mail only one copy of the Annual Report and Proxy Statement to any one address, unless we receive contrary instructions from any stockholder at that address (known as “householding”).

We will deliver upon written or oral request a separate copy of the Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of these materials was delivered. If you are a stockholder of record, you may contact us by writing c/o the Corporate Secretary at our corporate headquarters located at 9704 Medical Center Drive, Rockville, Maryland 20850, or by calling us at (301) 251-5172. If you are a beneficial but not record owner, you can request additional copies, or you can request householding, by notifying your broker, bank or nominee.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares as described in this proxy statement, so your shares will be represented at the Annual Meeting.

The form of proxy and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

By Order of the Board of Directors

James Karrels

Corporate Secretary

Rockville, Maryland

April 7, 2016

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 18, 2016.

Vote by Internet
• Go to www.investorvote.com/MGNX
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR the Proposals 2 and 3. Our Board of Directors is not making a recommendation with respect to Proposal 4.

1.	To elect two Class III directors listed in these proxy materials to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected;													+
			For	Withhold						For	Withhold
	01 -	Paulo Costa	☐	☐		02 -	Edward Hurwitz			☐	☐

							For	Against	Abstain			For	Against	Abstain
2.	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.						☐	☐	☐	3.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in these proxy materials.	☐	☐	☐

					1 Year		2 Years	3 Years	Abstain

4.	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.				☐		☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02BR3C

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MacroGenics, Inc.

Notice of 2016 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2016

Paulo Costa, James Karrels and Atul Saran, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of MacroGenics, Inc. to be held on May 18, 2016, at 9:00 a.m. local time, at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland, 20850 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed in proposal 1 and FOR the Proposals 2 and 3. Our Board of Directors is not making a recommendation with respect to Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR the Proposals 2 and 3. Our Board of Directors is not making a recommendation with respect to Proposal 4.

1. To elect two Class III directors listed in these proxy materials to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected;	+

	For	Withhold		For	Withhold
01 - Paulo Costa	☐	☐	02 - Edward Hurwitz	☐	☐

		For	Against	Abstain		For	Against	Abstain

2. To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

		☐	☐	☐	3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in these proxy materials.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02BR4C

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — MacroGenics, Inc.

Notice of 2016 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2016

Paulo Costa, James Karrels and Atul Saran, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of MacroGenics, Inc. to be held on May 18, 2016, at 9:00 a.m. local time, at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland, 20850 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed in proposal 1 and FOR the Proposals 2 and 3. Our Board of Directors is not making a recommendation with respect to Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Vote by Internet
• Go to www.investorvote.com/MGNX
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

MacroGenics, Inc. Stockholder Meeting to be Held on May 18, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/MGNX.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 8, 2016 to facilitate timely delivery.

02BR5B

Annual Meeting of Stockholders of MacroGenics, Inc. to be held on May 18, 2016, at 9:00 a.m. local time, at the Hilton Garden Inn Rockville-Gaithersburg, 14975 Shady Grove Road, Rockville, Maryland, 20850.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR the Proposals 2 and 3. Our Board of Directors is not making a recommendation with respect to Proposal 4:

1.	To elect two Class III directors listed in these proxy materials to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected: Paulo Costa and Edward Hurwitz
2.	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.
3.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in these proxy materials.
4.	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
g

Internet – Go to www.investorvote.com/MGNX. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g

Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g

Email – Send email to investorvote@computershare.com with “Proxy Materials MacroGenics, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 8, 2016.

02BR5B

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 18, 2016

MACROGENICS, INC.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 29, 2016
Date: May 18, 2016 Time: 9:00 AM EDT
Location: Hilton Garden Rockville-Gaithersburg
14975 Shady Grove Road
Rockville, MD 20850

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE: 1. Annual Report 2. Notice & Proxy Statement
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 04, 2016 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.	Internal Use Only

Voting items
The Board of Directors recommends that you
vote FOR the following:
1.	Election of Directors
Nominees
01	Paulo Costa 02 Edward Hurwitz
The Board of Directors recommends you vote FOR the following proposal(s):
2.

To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

3.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in these proxy materials.
The Board of Directors does not have a recommendation for voting on the following proposal(s):
4.	To recommend, by non-binding vote, the frequency of executive compensation votes.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

Broadridge Internal Use Only
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